CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is entered into effective as of the 24th day of May, 2014, by and between NU-MED PLUS, INC., a Utah corporation (“NU-MED”), and Mark Christensen (“Consultant”).

Premises

a)

NU-MED is engaged in development of medical products with an emphasis on Nitric Oxide delivery mechanism.

b)

Consulting has experience in financial accounting and reporting.

c)

NU-MED has determined it has need for the services of Consultant and accordingly want to set forth the terms upon which NU-MED will retain Consultant.

Agreement

NOW, THEREFORE, for and in consideration of the mutual promises and covenants hereinafter set forth, the benefits to the parties to be derived therefrom and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

1.

Services.  NU-MED hereby retains Consultant and Consultant hereby agrees to serve NU-MED as an independent consultant providing advice and services to NU-MED in connection with assisting in the setup of NU-MED’s accounting and reporting systems and ongoing accounting and financial reporting needs.  Consultant agrees to provide such services to NU-MED as NU-MED may from time to time reasonably request, including, without limitation, advice and services with respect to those matters as to which he has special competence by reason of his expertise.

2.

Term.  This Agreement shall remain in full force and effect from June 1, 2014, until June 1, 2015, unless terminated on sixty (60) day notice from either party.  This Agreement shall automatically renew on June 1 of each year through 2017, for a term of one year unless terminated on thirty days prior to the expiration of the Agreement by either party.  During any renewal term of this Agreement, either party may terminate on sixty days’ notice and all compensation set forth in section 3 hereof will be prorated over the one year renewal term or original one year term.  For example, if this Agreement is terminated six months into the second year, Consultant shall receive only seventy five thousand (75,000) shares instead of the one hundred fifty (150,000) shares.

3.

Compensation. NU-MED shall pay, and Consultant shall accept, a fee of two hundred thousand (200,000) shares of NU-MED’s common stock for Consultants services over the term of this Agreement. On each yearly renewal of this Agreement, if Consultant continues this Agreement, Consultant shall receive one hundred fifty thousand (150,000) additional shares of common stock.

4.

Reimbursement for Costs.  NU-MED shall pay all reasonable and necessary business expenses incurred by Consultant in the course of providing advice and services to NU-MED under the terms of this Agreement.  Consultant shall obtain written authorization from an executive officer of NU-MED before committing to any such business expenditure in excess of five hundred dollars ($500).  Consultant shall provide NU-MED with all receipts and/or other documentation concerning such business expenses and NU-MED, on receipt of documentation acceptable to it; including a statement setting forth the purpose of such expenses, persons contacted and the expectations or results of such conferences or contacts; shall pay such expenses within thirty (30) days of the receipt of such documentation.  Consultant shall pay for all travel between Consultant’s offices and NU-MED’s offices.

5.

Independent Contractor.  Consultant is retained under the terms of this Agreement as an independent contractor and nothing herein shall be construed as creating an employer/employee relationship, partnership or joint venture between the parties.  Consultant shall be solely liable for the payment of any taxes imposed or arising out of the payment of the compensation to him by NU-MED as set forth in this Agreement including taxes imposed by Internal Revenue Code Sections 3508; 6153 and sections 1401 through 1403.  NU-MED agrees to the following rights of Consultant consistent with an independent contractor relationship:

a)

Consultant has the rights to perform services for others during the term of this Agreement;

b)

Consultant will furnish all equipment and materials used to provide the services required by this Agreement;

c)

Consultant has the right to hire assistants as subcontractors, or to use his employees to provide the services required by this Agreement, provided that NU-MED is not liable for resulting cost; and

d)

Neither Consultant nor his employees or agents shall be required to devote full time to performing the services required by this Agreement.

6.

Authority to Act.   The Consultant shall not have the authority to act on behalf of NU-MED or to enter into agreements on behalf of NU-MED.

7.

Nondisclosure of Confidential Information.  For purposes of this Agreement, the term “Confidential Information” means information (i) disclosed to or known by Consultant as a consequence of or through his engagement with NU-MED, (ii) not generally known outside NU-MED, and (iii) which relates to NU-MED's business.  Confidential Information includes, but is not limited to, information of a technical nature, such as methods and materials, trade secrets, inventions, processes, formulas, systems, computer programs, and studies, and information of a business nature such as project plans, market information, costs, customer lists, and so forth.  Confidential Information does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by Consultant in violation of this Agreement, or (ii) is already in Consultant's possession.

Recognizing that NU-MED is presently engaged, and may hereafter continue to be engaged, in the research and development of processes and the performance of services which involve experimental and inventive work, and that the success of NU-MED's business may depend upon the protection of its processes, products and services by patent, copyright or secrecy, and that Consultant has had, or during the course of his engagement may have, access to Confidential Information, as herein defined, Consultant agrees and acknowledges that:

(a)

NU-MED has exclusive right and title to all Confidential Information and Consultant hereby assigns all rights he might otherwise possess in any Confidential Information to NU-MED.  Except as required in the performance of his duties to NU-MED, Consultant will not at any time during or after the term of his engagement by NU-MED, which term shall include any time in which Consultant may be retained by NU-MED as a consultant, directly or indirectly use, communicate, disclose or disseminate any Confidential Information.

(b)

All documents, records, notebooks, notes, memoranda and similar repositories of, or containing Confidential Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to NU-MED or its operations and activities made or compiled by Consultant at any time or made available to them during the term of his engagement by NU-MED, including any and all copies thereof, shall be the property of NU-MED, shall be held by them in trust solely for the benefit of NU-MED, and shall be delivered to NU-MED by them on the termination of his engagement or at any other time on the request of NU-MED.

(c)

Consultant will not assert any rights under any inventions, trademarks, copyrights, discoveries, concepts or ideas, or improvements thereof, or know-how related thereto, as having been made or acquired by them during the term of his employment or engagement if based on or otherwise related to Confidential Information.

8.

Assignment of Inventions.

(a)

All discoveries, concepts, and ideas, whether or not patentable or subject to copyright protection, including but not limited to improvements, know-how, data, processes, methods, formulae, and techniques, as well as improvements thereof, or know-how related thereto, concerning any past, present or prospective activities of NU-MED which Consultant makes, discovers or conceives (whether or not during the hours of his engagement or with the use of NU-MED's facilities, materials or personnel), either solely or jointly with others during his engagement by NU-MED or any affiliate and, if based on or related to Confidential Information, at any time after termination of such engagement (collectively, the "inventions"), shall be the sole property of NU-MED, and Consultant agrees to perform the provisions of this Section 8 with respect thereto without the payment by NU-MED of any royalty or any consideration therefor other than the regular compensation paid to Consultant in his capacity as a consultant.

(b)

Any written notebooks maintained by Consultant with respect to Inventions and studies or research projects undertaken on NU-MED's behalf shall at all times be the property of NU-MED and shall be surrendered to NU-MED upon termination of Consultant's engagement or, upon the request of NU-MED, at any time prior thereto.

(c)

Consultant hereby assigns to NU-MED all of his rights to Inventions.

(d)

Consultant shall sign, acknowledge and deliver promptly to NU-MED, without charge to NU-MED, but at his expense, such written instruments (including applications and assignments) and take such other acts, such as giving testimony in support of Consultant's inventorship, as may be necessary in the reasonable opinion of NU-MED to obtain, maintain, extend, reissue and enforce United States and/or foreign letters patent and copyrights relating to Inventions invented by Consultant and to vest the entire right and title thereto in NU-MED or its nominee.  Consultant acknowledges and agrees that any copyright developed or conceived of by Consultant during the term of his engagement by NU-MED, which is related to the business of NU-MED, shall be a "work for hire" under the copyright law of the United States and other applicable jurisdictions.

(e)

Consultant represents that his performance of all the terms of this Agreement and as a consultant to NU-MED does not and will not breach any trust or contract entered into prior to his employment by NU-MED.  Consultant agrees not to enter into any agreement either written or oral in conflict herewith and represents and agrees that he has not brought and will not bring with them to NU-MED or use in the performance of his responsibilities at NU-MED any materials or documents of a former employer which are not generally available to the public, unless he has obtained written authorization from the former employer for their possession and use and provided a copy of such authorization to NU-MED.

(f)

No provisions of this Paragraph shall be deemed to limit the restrictions applicable to Consultant under Sections 9 and 10.

9.

Shop Rights.  Unless waived by the Board, NU-MED shall also have the royalty-free right to use in its business, and to make, use and sell products, processes and/or services derived from any inventions, discoveries, concepts and ideas, whether or not patentable, including but not limited to processes, methods, formulas and techniques, as well as improvements thereof or know-how related thereto, which are not within the scope of Inventions as defined above but which are conceived of or made by Consultant during the period he is engaged by NU-MED or with the use or assistance of NU-MED's facilities, materials, or personnel.

10.

Non-Compete.  Understanding that NU-MED would not enter into this Agreement or retain Consultant without a covenant by Consultant not to compete with NU-MED, Consultant hereby agrees that during the term of this Agreement and for a period of three years from the termination of this Agreement, regardless of the reason of termination, including fault or breach of this Agreement by NU-MED, Consultant will not:

(a)

Within any jurisdiction or marketing area in the United States in which NU-MED or any subsidiary thereof is doing business, own, manage, operate, or control any business of the type and character engaged in and competitive with NU-MED or any subsidiary thereof.  For purposes of this section, ownership of securities of not in excess of five percent (5%) of any class of securities of a public NU-MED listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (NASDAQ) shall not be considered to be competition with NU-MED or any subsidiary thereof;

(b)

Within any jurisdiction or marketing area in the United States in which NU-MED or any subsidiary thereof is doing business, act as, or become employed as, an officer, director, employee, consultant or agent of any business of the type and character engaged in and competitive with NU-MED or any of its subsidiaries;

(c)

Solicit any similar business to that of NU-MED’s for, or sell any products that are in competition with NU-MED’s products, which is, as of the date hereof, a customer or client of NU-MED or any of its subsidiaries, or was such a customer or client thereof within two years prior to the date of this Agreement; or

(d)

Solicit the employment of, or hire, any full time consultant or employee retained or employed by NU-MED or its subsidiaries as of the date of termination of this Agreement.

Consultant agrees that this Covenant is partial consideration for NU-MED entering into this Agreement with Consultant.

11.

Assignment.   The Consultant may not assign the obligations set forth herein.

12.

Entire Agreement.  This Agreement is supersedes and supplants all prior agreements between the parties.  This Agreement is the only agreement or understanding between the parties hereto with respect to the advice and services to be provided by Consultant to NU-MED.  All negotiations, commitment, and understandings of both parties have been incorporated herein.  This Agreement cannot be modified except by a written document signed by both parties to this Agreement.

13.

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah and venue shall be in the State of Utah.

14.

Attorneys’ Fees.  In the event that either party hereunder institutes any legal proceedings in connection with its rights or obligations under this Agreement, the prevailing party in such proceeding shall be entitled to recover from the other party, all costs incurred in connection with such proceeding, including reasonable attorneys’ fees and costs.

15.

Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to Consultant, to:

Mark Christensen

455 East 500 South, Suite #207

SLC, Utah 84111

If to NU-MED, to:

Jeff Robins, CEO

NU-MED PLUS, INC.

455 East 500 South, Suite 205

Salt Lake City, Utah 84111

16.

Severability.  If, and to the extent that, any court of competent jurisdiction holds any provision of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

17.

Waiver.  No failure by any party to insist on the strict performance of any convenient, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent on a breach thereof, shall constitute a waiver of any such breach or any other covenant, agreement, term, or condition.

18.

Confidential Nature.   This Agreement is confidential in nature and, accordingly, neither the Consultant nor NU-MED or their officers, directors, employees and agents shall disclose its terms or conditions to any other parties unless required to do so pursuant to an order of a court or administrative body having proper jurisdiction over the parties and this Agreement.

NU-MED PLUS, INC.

By: /s/ Jeffrey L. Robins

    Its Duly Authorized Officer

MARK CHRISTENSEN

/s/Mark Christensen